Exhibit 99.1

NEWS RELEASE For Immediate Release

BrightView Appoints Dale A. Asplund as Chief Executive Officer and

Announces $500 Million Strategic Investment from One Rock Capital Partners

Asplund also Named to Board of Directors

One Rock Operating Partner Kurtis Barker and One Rock Partner Joshua Goldman

Appointed to Board

Investment Proceeds to Reduce Leverage and Accelerate Growth

BLUE BELL, PA, August 28, 2023 -- BrightView Holdings, Inc. (“BrightView” or the “Company”) (NYSE: BV), the leading commercial landscaping services company in the United States, today announced that its Board of Directors has appointed Dale A. Asplund, 55, as President and Chief Executive Officer, effective October 1, 2023. In conjunction with his appointment as CEO, Asplund will also join the BrightView board as a director as of that date. In addition, BrightView today announced that an affiliate of One Rock Capital Partners, LLC (“One Rock”), a value-oriented, operationally focused private equity firm, has made a $500 million strategic investment in the Company in the form of convertible preferred stock.

CEO Appointment

A respected and successful business executive, Asplund’s appointment follows a thorough search process, conducted by the Board over the last number of months in consultation with a leading search firm, with the mandate to appoint a next-generation leader who is capable of driving transformative growth at BrightView. Asplund succeeds Interim President and CEO Jim Abrahamson. Abrahamson, who has served as a BrightView independent director since 2015, will remain as a member of the Board.

Asplund brings 25 years of extensive operational, service provider, and publicly traded company expertise to BrightView from United Rentals, Inc., the world’s largest equipment rental company. Most recently, as Executive Vice President and Chief Operating Officer, a position he was appointed to in 2019, Asplund served on the executive leadership team with company-wide responsibility for operations and employee safety. Asplund, who joined United Rentals in 1998, has held strategic leadership roles encompassing business services, shared services, supply chain, fleet management, and information technology. Earlier in his career, Asplund worked for United Waste Systems, Inc.

“We are excited to welcome Dale to the BrightView team. Dale is an outstanding leader whose proven operational excellence and exceptional strategic capabilities make him an ideal choice for our next CEO,” said Paul E. Raether, Chairman of the Board of Directors. “As BrightView continues its transformational journey, the Board looks forward to working with Dale to deliver long-term growth and value for shareholders and is grateful to Jim for leading the Company through this transition period and his continued involvement in BrightView.”

“I am excited to lead this great company and talented team into its next phase of growth and performance,” said Asplund. “BrightView has firmly established itself as the industry leader in commercial landscaping. I look forward to collaborating with the Board, senior management, and dedicated team members to build upon their success. Underscoring my confidence in the Company’s future, in the coming weeks, I plan to make a personal investment of approximately $5 million in BrightView shares.”

Today’s announcement follows the Company’s recent fiscal third quarter earnings report, highlighted by solid revenue growth, continued margin progression, and significant cash flow improvement. Project Accelerate, the Company’s cost containment initiative, has been materially expanded and is transitioning into the implementation phase – now identified as Project Liberty, with the intent of driving continued growth in revenue, profitability, and margin expansion.

One Rock Investment

As part of its strategic initiatives to accelerate operational excellence, grow the business, and strengthen its balance sheet, BrightView has received an investment from One Rock in the form of $500 million newly-issued shares of convertible preferred stock. BrightView will use 90% of the proceeds from the investment to pay down debt, helping to significantly de-lever the Company’s balance sheet to 3.1x net debt to LTM Adjusted EBITDA and position it for transformative growth under Asplund’s new leadership. Remaining funds from the new investment, coupled with increased free cash flow due to lower interest expense, are expected to provide BrightView with the flexibility to pursue acquisitions of complementary landscape businesses and other accretive initiatives. BrightView’s existing shareholders are not selling any shares in connection with the transaction.

“We believe this investment from One Rock is a strong vote of confidence in BrightView’s strategy and continued efforts to increase growth and profitability,” said Raether. “We look forward to partnering with One Rock and leveraging their operational expertise, including extensive experience in the landscaping industry, as we continue to drive BrightView’s future success.”

“One Rock’s investment approach is centered on our capacity to deliver a broad range of operational and strategic resources to portfolio companies that are anchored by the expertise of One Rock’s team of Operating Partners,” said Joshua Goldman, Partner at One Rock. “We expect that our prior experience providing strategic and hands-on operational improvements to the businesses we’ve owned in the business and environmental services sectors will be additive to BrightView’s and Dale’s vision to generate returns for shareholders.”

Following receipt of HSR approval and certain other requirements, the preferred stock will be convertible, into shares of BrightView common stock at a conversion price of $9.44 per share and will vote together with the Company’s common stock on all matters brought to shareholders on an as-converted basis. The preferred stock has a 7% annual dividend, compounded quarterly, which will be payable in cash or in kind at BrightView’s option.

In connection with this transaction, One Rock Operating Partner, Kurtis Barker, and One Rock Partner, Joshua Goldman, have been appointed as new directors to BrightView’s board. Upon their appointment and that of Asplund, the Board will be comprised of 10 directors.

KKR BrightView Aggregator L.P., the current majority stockholder of BrightView, has approved the One Rock investment transaction and, in connection with it, has agreed to waive certain of its contractual rights, including the right to appoint more than two members of the Board and to approve certain significant BrightView actions. BrightView will be filing with the SEC and mailing an information statement to its stockholders with further information regarding the transaction.

Houlihan Lokey Capital, Inc. served as financial advisor to BrightView’s Board of Directors and Simpson Thacher & Bartlett LLP served as legal advisor. Mizuho Securities USA LLC served as financial advisor and Latham & Watkins LLP served as legal advisor to One Rock on the transaction.

About BrightView

BrightView (NYSE: BV), the nation’s largest commercial landscaper, proudly designs, creates, and maintains the best landscapes on Earth and provides the most efficient and comprehensive snow and ice removal services. With a dependable service commitment, BrightView brings brilliant landscapes to life at premier properties across the United States, including business parks and corporate offices, homeowners' associations, healthcare facilities, educational institutions, retail centers, resorts and theme parks, municipalities, golf courses, and sports venues. BrightView also serves as the Official Field Consultant to Major League Baseball. Through industry-leading best practices and sustainable solutions, BrightView is invested in taking care of our team members, engaging our clients, inspiring our communities, and preserving our planet. Visit www.BrightView.com and connect with us on Twitter, Facebook, and LinkedIn.

About One Rock

One Rock makes investments in companies with potential for growth and operational improvement using a rigorous approach that utilizes highly experienced Operating Partners to identify, acquire, and enhance businesses in select industries. The involvement of these Operating Partners affords One Rock the ability to conduct due diligence and consummate acquisitions and investments in all types of situations, regardless of complexity. One Rock strives to work collaboratively with company management and its Operating Partners, including on a comprehensive business plan focused on growing the enterprise and its profitability to enhance long-term value. For more information, visit www.onerockcapital.com.

Forward Looking Statements

This press release includes certain disclosures which contain “forward-looking statements.” Forward-looking statements are based on BrightView’s current expectations and assumptions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements can be found under the caption “Risk Factors” in our most recent annual report on Form 10-K filed with the SEC, as such risk factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website on www.sec.gov. Any forward-looking statement in this release speaks only as of the date of this release. BrightView undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

Source: BrightView Landscapes

Contact Information:

BrightView:

Investor Relations

IR@BrightView.com

News Media

David Freireich, Vice President of Communications & Public Affairs

(484) 567-7244

David.Freireich@BrightView.com

One Rock:

Julia Cohen

Pro-onerock@prosek.com

###